Exhibit 99.1

NeuroOne Medical Technologies Corporation Enters into Exclusive Development and Distribution Agreement for Commercialization of Diagnostic Evo Cortical Electrode

Eden Prairie, MN– July 22, 2020– NeuroOne Medical Technologies Corporation (OTCQB: NMTC), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announces the execution of an Exclusive Development and Distribution Agreement with Zimmer Biomet. Under the terms of the agreement, Zimmer Biomet will acquire exclusive global rights to distribute NeuroOne’s Evo™ (Evo) patented electrode technology.

This partnership is expected to provide an upfront payment to NeuroOne and may provide back-end milestone payments to NeuroOne if certain milestones are met.

Evo cortical electrodes, intended for recording, monitoring and stimulating brain tissue for up to 30 days, have the potential to change the landscape of neurosurgical procedures. The technology, utilizing sophisticated automated manufacturing processes, offers a thin-film lightweight design, high resolution capabilities, reduced immunological response—as demonstrated in pre-clinical studies—and the potential to be placed in a minimally invasive manner. The Evo electrode product line is expected to be complementary to Zimmer Biomet’s ROSA One platform.

Dave Rosa, president and CEO, NeuroOne, says, “We are extremely proud to partner with Zimmer Biomet, one of the world’s most highly respected medical device manufacturers and a worldwide leader in robotic technology used for a variety of orthopedic and minimally invasive neurosurgical procedures. I believe this collaborative partnership will allow us to more quickly and efficiently penetrate the market while focusing our resources on the pursuit of additional applications of our technology. Despite the current challenges with the COVID-19 pandemic, we are confident that our suppliers will be able to meet our initial launch order requests so that we can initiate commercialization efforts.”

About NeuroOne
NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson's disease, essential tremors and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward-looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "target," "seek," "contemplate," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements may include statements regarding NeuroOne’s potential receipt of payments pursuant to the Zimmer Biomet partnership, the timing and extent of commercialization of the technology, the ability of suppliers and third parties to manufacture the product, business strategy, market size, potential growth opportunities, plans for product applications and product development, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that conditions to the milestone payments pursuant to the Zimmer Biomet partnership may not be met; risks that our suppliers and other third parties may not be able to meet initial launch order requests in a timely manner or at all; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials, our ability to raise additional funds, uncertainties inherent in the development process of our technology, changes in regulatory requirements or decisions of regulatory authorities, the size and growth potential of the markets for our technology, clinical trial patient enrollment, the results of clinical trials, our ability to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading "Risk Factors" in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward-looking statements for any reason, even if new information becomes available in the future.

Media:
Nicole Dufour
CPR Communications
ndufour@cpronline.com
201.641.1911 x 54

Investor Relations Contact:

Leah Noaeill
Sr. Director of Marketing
NeuroOne Medical Technologies Corporation
leahn@n1mtc.com

"Caution: Federal law restricts this device to sale by or on the order of a physician"

SOURCE: NeuroOne Medical Technologies Corporation